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                                                                    EXHIBIT 99.1

Letter from KPMG LLP dated July 15, 2004


July 15, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:


We were previously engaged as principal accountants to audit the consolidated financial statements of Sight Resource Corporation (the "Company") as of and for the year ended December 28, 2002. On June 25, 2004, we resigned as a result of nonpayment of our fees. Furthermore, there were certain matters being investigated by the Company's audit committee, as described under Item 4 of the Company's Form 8-K dated June 25, 2004, that would have required resolution to our satisfaction prior to the issuance of our audit opinion. At the time of our resignation, these matters remained unresolved. We have read Sight Resource Corporation's statements included under Item 4 of its Form 8-K dated June 25, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with the following Sight Resource Corporation statements:

o The Company has sought to engage a new independent accounting firm as its principal accountant but none has yet been engaged.

o Thompson Hine LLP ("TH"), legal counsel for the Company, retained Clark, Schaefer, Hackett & Co. ("CSH") to conduct the initial investigation.

o The discovery of errors and deficiencies in connection with the preparation of the Company's 2002 year-end financial statements was the cause for the Company initiating a review of its 2002 quarterly financial statements.

o CSH presented the results of its investigation to the audit committee of the Board of Directors in September 2003.

o The Company currently estimates that it will report for fiscal 2002 a net loss attributable to common shareholders in the range of $6.7 million to $7.5 million inclusive of asset impairment charges estimated in the range of $2.7 million to $3.3 million.

o In December 2003, the Board of Directors of the Company authorized its legal counsel to proceed to determine what further investigation was needed and to conduct and/or supervise such further investigation. Our understanding is that the Board gave authorization to counsel, but we do not know whether that took place in December.

o In December 2003, it was determined that additional procedures were appropriate to complete the investigation. Our understanding is that a determination was made that it would be appropriate to perform additional procedures in connection with the investigation, but we do not know whether that determination was made in December.

o After issuance of the February 2004 and April 20, 2004 CSH reports, they were provided to the Audit Committee of the Company.





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o        In April 2004, the audit committee of the Company engaged the law firm of Richards Spears Kibbe & Orbe LLP ("RSKO") to conduct a "second look" at investigative work that had previously been undertaken. Our understanding is that RSKO was engaged to review the work previously performed by CSH and TH, develop additional investigative procedures, supervise the subsequent work performed and complete the investigation.

o RSKO developed the plan for additional investigative procedures with the assistance of CSH, TH and the audit committee of the Company.

o RSKOs involvement in the investigation was temporarily suspended by the audit committee in May 2004 due to the Company's financial condition.

o RSKOs inability to confirm or disaffirm the tentative conclusions previously reached by others.

o The Company has not yet made a determination whether consolidated financial statements for 2001 need restatement.

o RSKOs investigation was suspended in June 2004 after it was informed by the audit committee of the pending bankruptcy filing, and, to date, the audit committee has made no arrangements to continue RSKOs representations or have RSKO complete its previously contemplated work plan.

o The Company presently intends to engage counsel (which may or may not include RSKO) and accountants to assist the audit committee in continuing the investigation.

Very truly yours,


/s/ KPMG LLP


cc: Donald L. Radcliff, Chief Financial Officer, Sight Resource Corporation Christian Callsen, Audit Committee, Sight Resource Corporation




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